As filed with the Securities and Exchange Commission on December 20, 1996
                                              Registration No. 333-_____________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                           SIERRA MONITOR CORPORATION
             (Exact name of registrant as specified in its charter)

       California                                         95-2481914
(State of Incorporation)                       (IRS Employer Identification No.)

                                1991 Tarob Court
                           Milpitas, California 95035
                    (Address of Principal Executive Offices)

                                -----------------

                                 1996 Stock Plan
                            (Full Title of the Plan)

                                -----------------

                                GORDON R. ARNOLD
                                    PRESIDENT
                           SIERRA MONITOR CORPORATION
                                1991 Tarob Court
                           Milpitas, California 95035
                     (Name and address of agent for service)

                                 (408) 262-6611
          (Telephone number, including area code, of agent for service)

                                     Copy to
                              Aaron J. Alter, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

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


                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                  Proposed            Proposed
                Title of                       Amount              Maximum            Maximum
             Securities to                      to be             Offering           Aggregated         Amount of
             be Registered                   Registered        Price Per Share     Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock
   - 1996 Stock Plan
      shares subject to outstanding             20,000           $ 0.375              $ 7,500              $ 2.27
      options
      shares available for future              580,000          $0.34375(1)           $199,375             $60.42
      option grant                                              --------
         TOTALS                                600,000                                $206,875            $100.00
                                               =======                                ========            =======

----------------
(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of 100% of the closing price of the last reported sale of the Company's Common Stock as of December 18, 1996 as traded on the Nasdaq Bulletin Board.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Information Incorporated by Reference.

      There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

      2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 filed pursuant to
Section 13 of the Exchange Act.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Counsel for the Company, Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the registrant's 1996 Stock Plan, be legally and validly issued, fully paid and non-assessable.

Item 6. Indemnification of Directors and Officers.

       Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company's Articles of Incorporation, as amended, limit the liability of the Company's directors for monetary damages arising from breach of their fiduciary duty, except to the extent otherwise required by the California Corporations Code.
Article VI of the Company's Bylaws provides for indemnification of the Company's directors, officers, employees, and other agents to the maximum extent permitted by the California Corporations Code.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

           Exhibit
           Number
           ------
           4.1              1996 Stock Plan.
           4.2              Form of Stock Option Agreement.
           5.1              Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
           23.1             Consent of KPMG Peat Marwick LLP.
           23.2             Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                            (included in Exhibit 5.1 hereto).
           24.1             Power of Attorney (included herein on page 6 of the
                            registration statement).

Item 9.  Undertakings

      (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, California, on December 18, 1996.

                                           SIERRA MONITOR CORPORATION

                                           By:  /s/ GORDON R. ARNOLD
                                              ------------------------
                                                Gordon R. Arnold
                                                President

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon R. Arnold, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                                        Title                                       Date
      ---------                                        -----                                       ----
/s/ GORDON R. ARNOLD                      President, Chief Financial Officer,               December 18, 1996
--------------------                      Secretary, Director
Gordon R. Arnold                          (Principal Executive, Financial and
                                           Accounting Officer)

/s/ MICHAEL C. FARR                       Vice President of Operations                      December 18, 1996
-------------------
Michael C. Farr

/s/ STEPHEN R. FEREE                      Vice President of Marketing                       December 18, 1996
--------------------
Stephen R. Feree

/s/ C. RICHARD KRAMLICH                   Director                                          December 18, 1996
-----------------------
C. Richard Kramlich

/s/ JAY T. LAST                           Director                                          December 18, 1996
---------------
Jay T. Last
